Exhibit 10.10
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), entered into as of December 31, 2002 by and between ECI TELECOM — NGTS INC. (“Seller”) and VERAZ NETWORKS INTERNATIONAL, INC. (“Veraz U.S.”). Seller and Veraz are referred to collectively as the “Parties.”
WITNESSETH:
     WHEREAS, Seller and Veraz have entered into the U.S. Separation and Asset Purchase Agreement dated as of the date hereof (as amended, the “U.S. APA”);
     WHEREAS, this Agreement, duly executed, is to be delivered by the Parties at the Closing, as defined in the U.S. APA.
     NOW, THEREFORE, it is hereby agreed by and between the Parties as follows:
ARTICLE 1
DEFINITIONS
All capitalized terms used in this Agreement but not defined in it shall have the meanings set forth for such terms in the U.S. APA.
ARTICLE 2
ASSIGNMENT AND ASSUMPTION
Effective as of the Closing, Seller hereby irrevocably and unconditionally assigns, grants, transfers, conveys and delivers to Veraz U.S. and its successors and assigns, all rights, title, interests, benefits, and privileges, under each Assigned Contract, subject to Section 7.3 of the U.S. APA.
Veraz U.S. does hereby irrevocably and unconditionally assume from Seller (i) all liabilities and obligations that arise under the Assigned Contracts, but only to the extent such liabilities and obligations in each case relate to sales that are consummated (i.e., product delivered) on or after the Effective Date or the grounds for which arose (e.g., services or supplies delivered) on or after the Effective Date, subject to Section 7.3 of the APA and (ii) all accrued vacation liabilities up to a maximum of $100,000 relating to the Business Employees, as such vacation liabilities are detailed on Schedule 2.2, as amended, to the U.S. APA.

1.

ARTICLE 3
MISCELLANEOUS
3.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof
3.2 In the event of any controversy or claim arising out of or in connection with this Agreement, Section 11.5 of the U.S. APA shall govern, mutatis mutandis.
3.3 Nothing contained in this Agreement shall be deemed or construed to constitute or create among the Parties hereto a partnership, association, joint venture franchise or other agency.
3.4 This Agreement may be executed in any number of counterparts, each of which will be an original but all of which taken together shall constitute one instrument.
3.5 In the event of any conflict between the terms and conditions of this Agreement and the terms of the U.S. APA, the terms of the U.S. APA shall govern, supersede and prevail.
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2.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written..

VERAZ NETWORKS INTERNATIONAL, INC.,

By:	/s/ Martin Ossad

Printed Name: Martin Ossad
Title: Vice President & Secretary
Date:

ECI TELECOM — NGTS INC.,

By:	/s/ J.R. Kennedy

Printed Name: J.R. Kennedy
Title:

Date:

3.